UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2017

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2017, Host Hotels & Resorts, Inc. (the “Company” or “Host Hotels”), the general partner of Host Hotels & Resorts, L.P., announced that Gregory J. Larson will be retiring from his position as Executive Vice President and Chief Financial Officer of the Company effective in November 2017. Mr. Larson will continue to work with the Company as a senior advisor reporting to James F. Risoleo, the Company’s President and Chief Executive Officer through July 31, 2018.

The Company announced that Michael D. Bluhm, age 48, will join the Company in November 2017 and serve as Executive Vice President and Chief Financial Officer. Mr. Bluhm most recently served as Managing Director, head of western region real estate and global head of lodging and leisure investment banking at Morgan Stanley, which he joined in December 2005. In these roles, Mr. Bluhm was responsible for providing capital raising and financial advisory services to companies in the lodging and real estate industries, including the Company. Throughout his career he has been directly involved in more than $150 billion of public and private debt, equity and equity linked offerings, as well as a range of merger, acquisition and restructuring assignments. Most recently, he advised on such notable transactions as the merger of equals between Starwood Waypoint Homes and Invitation Homes, the sale of Fairmont, Raffles and Swissotels, the debt recapitalization and subsequent IPO of Hilton Hotels and Resorts and the acquisition and lease-back of Pinnacle Entertainment’s casinos by Gaming and Leisure Properties. Mr. Bluhm received an MBA and BA from Denver University. Morgan Stanley Bank, N.A. is currently a lender under the Company’s senior credit facility and Morgan Stanley & Co. LLC has acted as an underwriter and co-manager for issuances of senior notes by Host Hotels & Resorts, L.P.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Bluhm’s annual compensation will consist of (i) an annual base salary of $560,000, (ii) a target annual cash incentive of $560,000 and (iii) long term incentives with a target value of $1,880,000. Mr. Bluhm will be reimbursed for expenses associated with temporary housing and travel, up to $100,000. Mr. Bluhm will also receive a cash bonus of $450,000, which will be payable 50% on his start date with the Company and 50% on the six-month anniversary of his start date. In addition, to compensate him for foregone remuneration, he will receive a long term equity grant with a target value of $3,000,000 and vesting provisions consistent with the Company’s executive compensation program.

The Company also announced that Nathan S. Tyrrell has been promoted to Executive Vice President and Chief Investment Officer, effective September 11, 2017. Nathan S. Tyrrell, age 44, served most recently as Host Hotels’ Executive Vice President, Investments. From 2015 to 2017, Mr. Tyrrell was a managing director in Host Hotels’ Investments group, and from 2010 to 2015, he served as Senior Vice President, Treasurer. Mr. Tyrrell led the Company’s strategic planning efforts and has been a member of the investment committee since 2012. He joined Host Hotels in 2005 in the finance department, working on numerous transactions including public offerings, secured loans in the U.S., Europe and Canada, and the Company’s joint venture in Asia. Prior to joining Host Hotels, Mr. Tyrrell worked in finance and development at the Rouse Company, a publicly traded REIT. He began his career in investment banking at Alex Brown, focusing on real estate and mergers and acquisitions. Mr. Tyrrell received an MBA from Harvard Business School and a BA from Harvard University.

In connection with his promotion to Executive Vice President and Chief Investment Officer, Mr. Tyrrell’s annual compensation will consist of (i) an annual base salary of $530,000, (ii) a target annual cash incentive of $530,000 and (iii) long term incentives with a target value of $1,340,000.

A copy of the Company’s press release announcing the retirement Mr. Larson, the appointment of Mr. Bluhm and the promotion of Mr. Tyrrell is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: September 13, 2017	By:	/s/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

Date: September 13, 2017	By:	/s/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 11, 2017.